UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest events reported)     February 12, 2003
                                                      -----------------------
                                                        (February 11, 2003)
                                                      -----------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                                             85-0468296
----------------------------        Commission           ----------------------
(State or Other Jurisdiction   File Number 333-32170         (I.R.S. Employer
     of Incorporation)                     ---------     Identification) Number)




    Alvarado Square, Albuquerque, New Mexico                      87158
    ----------------------------------------                      -----
    (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 9.    Regulation FD Disclosure

The Company is filing to this Form 8-K its Quarter Ended December 31, 2002 Earnings Announcement, Unaudited Consolidated Statement of Earnings, Unaudited Consolidated Balance Sheets; Unaudited Consolidated Statement of Cash Flows; Comparative Operating Statistics and Other Select Financial Information.

                       PNM Resources Reports 2002 Earnings

         Highlights:
         o GAAP 2002 net earnings of $1.61 per diluted share, compared to $3.77 per share in 2001.

         o 2002 results included net one-time charges against earnings of $0.20 per share; ongoing earnings for the year totaled $1.81 per share.

         o Fourth Quarter 2002 GAAP net earnings of $0.26 per diluted share, compared to $0.11 per share in the final quarter of 2001.

         o Total operating revenues for 2002 of $1.17 billion, compared to $2.35 billion in the previous year.

         o Retail electric revenues increased 2.7 percent in 2002, to $546.9 million, on retail sales of 7.4 million megawatt-hours (MWh).

         o Wholesale electric revenues for 2002 dropped 76.9 percent, to $325.4 million, on a 24.9 percent decrease in MWh sales.

ALBUQUERQUE, N.M., February 11, 2003 - PNM Resources (NYSE: PNM) today reported consolidated net earnings available for common stock for the year ended December 31, 2002, of $63.7 million, or $1.61 per diluted share. In 2001, the company reported consolidated net earnings available for common stock of $149.8 million, or $3.77 per diluted share. For the quarter ended Dec. 31, 2002, the company reported earnings of $0.26 per diluted share, compared to $0.11 per diluted share in the final three months of 2001. A one-time gain and various one-time charges reduced 2002 earnings by a net of $0.20 per share, including net charges of $0.06 per share in the fourth quarter. Ongoing earnings were $1.81 per share for the year and $0.32 per share for the final quarter, compared to ongoing earnings of $4.52 per share for all of 2001 and $0.20 per share in the final quarter of 2001.


"In 2002, the upheaval in the wholesale power market caused a general decline in prices and sales activity," said PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba.

"Fortunately, PNM was not overextended, and our strategic plan has never depended on the short-term ups and downs in the power market," Sterba continued. "As a result, we finished the year with a healthy, investment-grade balance sheet, supported by the continuing steady cash flow and earnings from our electric and gas utility. We remain committed to participating in the wholesale power business as an asset-backed marketer, and we are well-positioned to benefit when that market regains equilibrium."

                               PNM Resources, Inc.
        Reconciliation of Ongoing Earnings Per Share To GAAP Reported EPS
                                December 31, 2002

                                    Three Months     Twelve Months
                                  Q4 2002  Q4 2001  YTD `02  YTD `01
                                  -------  -------  -------  -------
    GAAP Reported EPS              $0.26    $0.11    $1.61    $3.77
    One-time charges                0.10      ---     0.24     0.48
    WR transaction costs (1)       (0.04)    0.09    (0.04)    0.27
                                   -----    -----    -----    -----
    Ongoing earnings               $0.32    $0.20    $1.81    $4.52
                                   =====    =====    =====    =====

    Average diluted shares (000s)  39,380     39,611       39,443    39,731
    Note 1.  This transaction with Western Resources has been terminated.

                               PERFORMANCE SUMMARY

PNM electric gross margin (Electric Operating Revenues less Fuel and Purchased Power Expense) for the fourth quarter 2002 was $122.9 million, an increase of approximately $7.1 million from the $115.8 million reported in the comparable period last year. Electric gross margin was $485.3 million for all of 2002, compared to $679.9 million in 2001.
Gas gross margin (Gas Operating Revenues less Gas Purchased for Resale) was $39.1 million in the final quarter of 2002, compared to $36.0 million in the fourth quarter of 2001. Gas gross margin was $133.1 million for the full year 2002, compared to $134.1 million in 2001.
Non-fuel operations and maintenance (O&M) expense fell slightly for the latest quarter and decreased 4.6 percent for the full year compared to the same periods in 2001. In the latest quarter, the company recorded a one-time charge against earnings of $1.6 million, or $0.03 a share, due to severance costs related to a reduction in work force at Palo Verde Nuclear Generating Station and the Four Corners Power Plant in 2002. The company also recorded a charge of $4.8 million, or $0.07 a share, related to the cancellation of a planned transmission line project in northern New Mexico. Finally, in the fourth quarter the company also recorded a one-time gain of $2.4 million, or $0.04 cents a share to reflect the successful outcome of litigation stemming from the terminated transaction with Western Resources. In the final quarter of 2001, the company reported a one-time charge of $10.0 million, or $0.09 per share, in connection with that same transaction.
                      Other Recent Significant Developments

PNM Resources has recently announced several significant developments designed to lay the groundwork for future growth in revenues and earnings:

         o On January 28, New Mexico regulators approved an agreement lowering PNM electric rates by $21 million in September 2003 and by another $14 million in 2005. Rates will then be frozen at that level until at least 2008.

         o Also in January, PNM began providing 80 Megawatts of power to the U.S. Navy facilities in San Diego. The contract, which runs through March 2005, is expected to gross $42 million annually in revenues.

         o At the end of 2002, PNM negotiated an expanded, $195 million revolving credit agreement with a group of 11 lenders.

         o In December 2002, the company also acquired one of two leases of a transmission line connecting the PNM system with the Texas electrical grid to the east. Purchasing the lease will allow PNM to retire approximately $26 million in long-term lease bonds paying an interest rate of 10.25 percent.

Details of these announcements and other PNM Resources news are available at the company's website, pnm.com.

                           Earnings Guidance for 2003

Based on its financial and operating forecasts, the company expects 2003 ongoing earnings will be in the range of between $1.80 and $2.05 per diluted share, not including a one-time charge of $16.7 million, or $0.26 per share the company plans to take in the first quarter 2003 as a result of the electric rate agreement approved by the New Mexico Public Regulation Commission (PRC) in January 2003. The company expects that 2003 earnings will benefit from lower fuel costs stemming from reduced coal costs for San Juan Generating Station, increased revenues from the company's wholesale power marketing business and from continued load growth in the PNM New Mexico service territory. In the final quarter of 2003, earnings will be reduced $5 million with implementation of the decrease in retail electric rates approved by the PRC in January.

                        Earnings Teleconference Scheduled

PNM Resources has scheduled a teleconference for 9:00 a.m. Eastern Time on Wednesday, February 12, to discuss 2002 earnings and other issues of interest to shareholders and investors. The public is invited to listen to the teleconference by calling 1-973-317-5319. A webcast of the PNM Resources quarterly earnings presentation can be accessed through the company's website at pnm.com. A replay of the conference call will be available beginning at 11:00 a.m. (ET) on February 12 through 11:00 p.m. (ET) February 19, 2003, at 1-973-709-2089 (passcode 274494).

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, provides natural gas service to 441,000 gas customers and electric utility service to 378,000 customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Statements made in this filing that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by a number of factors, including interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, and the performance of state, regional and national economies. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001, Form 10-Q for the quarter ended September 30, 2002 and Form 8-K filings with the Securities and Exchange Commission.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                     (Registrant)


Date:  February 12, 2003                           /s/ Robin Lumney
                                   ---------------------------------------------
                                                      Robin Lumney
                                               Vice President, Controller
                                              and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)

                             PNM RESOURCES, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                                                       Three Months Ended           Twelve Months Ended
                                                           December 31                  December 31
                                                    ---------------------------  --------------------------
                                                         2002          2001          2002          2001
                                                    -------------  ------------  ------------  ------------
                                                            (Unaudited)         (Unaudited)
  Operating Revenues
     Electric.....................................     $218,134      $260,752      $895,474    $1,965,142
     Gas..........................................       82,705        66,748       272,118       385,418
     Unregulated..................................          152            81         1,404         1,538
                                                    -------------  ------------  ------------  ------------
       Total operating revenues...................      300,991       327,581     1,168,996     2,352,098
                                                    -------------  ------------  ------------  ------------
  Operating Expenses
     Cost of energy sold..........................      138,843       175,662       550,053     1,536,566
     Operation and maintenance expenses...........      100,788       101,465       359,630       376,848
     Depreciation and amortization................       26,633        24,594       102,409        96,936
     Taxes, other than income taxes...............        9,654         8,866        34,243        30,302
     Income taxes, net............................        4,570          (413)       20,887        88,769
                                                    -------------  ------------  ------------  ------------
       Total operating expenses...................      280,488       310,174     1,067,222     2,129,421
                                                    -------------  ------------  ------------  ------------
       Operating income...........................       20,503        17,407       101,774       222,677
  Other Income and Deductions, Net of Tax.........        5,707         3,517        23,910        (7,404)
                                                    -------------  ------------  ------------  ------------
       Income before interest charges.............       26,210        20,924       125,684       215,273
  Net Interest Charges............................       15,841        16,415        61,412        64,840
                                                    -------------  ------------  ------------  ------------
  Net Earnings....................................       10,369         4,509        64,272       150,433
  Preferred Stock Dividend Requirements...........          146           146           586           586
                                                    -------------  ------------  ------------  ------------
  Net Earnings Applicable to Common Stock.........      $10,223      $  4,363      $ 63,686     $ 149,847
                                                    =============  ============  ============  ============
  Earnings Per Share of Common Stock (Basic)......      $  0.26       $  0.11       $  1.63      $   3.83
                                                    =============  ============  ============  ============
  Average Shares Outstanding (Basic)..............       39,118        39,118        39,118        39,118
                                                    =============  ============  ============  ============
  Earnings Per Share of Common Stock (Diluted)....      $  0.26       $  0.11       $  1.61      $   3.77
                                                    =============  ============  ============  ============
  Average Shares Outstanding (Diluted)............       39,380        39,611        39,443        39,731
                                                    =============  ============  ============  ============
  Dividends Paid Per Share of Common Stock........      $  0.22       $  0.20       $  0.88      $   0.80
                                                    =============  ============  ============  ============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                  As of December 31,
                                                                           ---------------------------------
                                                                                2002              2001
                                                                           ---------------   ---------------
                                                                              (Unaudited)
                                                                                    (In thousands)
  ASSETS
     Total utility plant..................................................    $2,997,366        $2,738,990
     Accumulated depreciation and amortization............................    (1,330,800)       (1,234,629)
     Construction work in progress........................................       176,756           249,656
     Nuclear fuel, net of accumulated amortization........................        26,833            26,940
                                                                           ---------------   ---------------
       Net Utility Plant..................................................     1,870,155         1,780,957
                                                                           ---------------   ---------------
     Other Property and Investments.......................................       444,232           554,237
                                                                           ---------------   ---------------
  Current Assets
     Cash and cash equivalents............................................         3,702            26,057
     Accounts receivables, net of allowance for uncollectible accounts....        76,850            85,410
     Unbilled revenues....................................................        49,079            62,377
     Short-term investments...............................................        79,630            45,111
     Other receivables....................................................        49,607            52,158
     Inventories..........................................................        37,230            36,483
     Other current assets.................................................        56,779            41,901
                                                                           ---------------   ---------------
       Total Current Assets...............................................       352,877           349,497
                                                                           ---------------   ---------------
  Deferred Charges........................................................       364,716           249,947
                                                                           ---------------   ---------------
       Total Assets.......................................................    $3,031,980        $2,934,638
                                                                           ===============   ===============
  CAPITALIZATION AND LIABILITIES
  Capitalization
     Common stock.........................................................     $ 624,119         $ 625,632
     Accumulated other comprehensive income, net of tax...................       (94,721)          (28,996)
     Retained earnings....................................................       444,651           415,388
     Minority interest....................................................        11,760            11,652
     Preferred stock......................................................        12,800            12,800
     Long-term debt, less current maturities..............................       980,092           953,884
                                                                           ---------------   ---------------
       Total Capitalization...............................................     1,978,701         1,990,360
                                                                           ---------------   ---------------
  Current Liabilities
     Short-term debt......................................................       150,000            35,000
     Accounts payable.....................................................        97,968            77,117
     Accrued interest and taxes...........................................        46,189            72,022
     Other current liabilities............................................        99,019           145,498
                                                                           ---------------   ---------------
       Total Current Liabilities..........................................       393,176           329,637
                                                                           ---------------   ---------------
  Deferred Credits
     Accumulated deferred income taxes....................................       125,595           120,153
     Accumulated deferred investment tax credits..........................        41,583            44,714
     Other deferred credits...............................................       492,925           449,774
                                                                           ---------------   ---------------
       Total Deferred Credits.............................................       660,103           614,641
                                                                           ---------------   ---------------
       Total Capitalization and Liabilities...............................    $3,031,980        $2,934,638
                                                                           ===============   ===============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                            Year Ended December 31,
                                                                        ---------------------------------
                                                                             2002              2001
                                                                        ---------------   ---------------
                                                                          (Unaudited)
                                                                                 (In thousands)
  Cash Flows From Operating Activities:
    Net earnings.......................................................      $ 64,272         $ 150,433
    Adjustments to reconcile net earnings to net cash flows
      from operating activities:
        Depreciation and amortization..................................       115,415           106,768
        Other, net.....................................................        12,722            34,874
        Changes in certain assets and liabilities:
          Accounts receivables.........................................         8,560            59,430
          Other assets.................................................       (40,499)           63,690
          Accounts payable.............................................        20,851           (93,272)
          Other liabilities............................................       (81,717)            3,072
                                                                        ---------------   ---------------
                Net cash flows provided from operating activities......        99,604           324,995
                                                                        ---------------   ---------------
  Cash Flows From Investing Activities:
    Utility plant additions............................................      (240,226)         (264,844)
    Return of PVNGS lease obligation bonds.............................        17,531            16,674
    Merger acquisition costs...........................................             -           (11,567)
    Redemption of short-term investments...............................        76,633                 -
    Other investing....................................................       (54,367)         (147,277)
                                                                        ---------------   ---------------
                Net cash flows used in investing activities............      (200,429)         (407,014)
                                                                        ---------------   ---------------
  Cash Flows From Financing Activities:
    Borrowings.........................................................       115,000            35,000
    Exercise of employee stock options.................................        (2,412)           (2,179)
    Dividends paid.....................................................       (34,226)          (31,876)
    Other Financing....................................................           108              (560)
                                                                        ---------------   ---------------
                Net cash flows provided by financing activities........        78,470               385
                                                                        ---------------   ---------------
  Decrease in Cash and Cash Equivalents................................       (22,355)          (81,634)
  Beginning of Period..................................................        26,057           107,691
                                                                        ---------------   ---------------
  End of Period........................................................      $  3,702          $ 26,057
                                                                        ===============   ===============
  Supplemental cash flow disclosures:
    Interest paid......................................................      $ 59,441          $ 62,216
                                                                        ===============   ===============
    Capitalized interest...............................................      $  6,400          $     -
                                                                        ===============   ===============
    Income taxes paid, net of refunds..................................      $ 13,541          $ 72,146
                                                                        ===============   ===============
    Long-term debt assumed for transmission line.......................      $ 26,152          $     -
                                                                        ===============   ===============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows electric revenues by customer class and average customers:

                            Electric Segment Revenues
                                 (In thousands)

                               Three Months Ended         Twelve Months Ended
                                  December 31,                 December 31,
                               2002           2001         2002         2001
                             -----------  -----------  -----------  -----------

    Residential.............    $ 47,543     $ 44,815   $ 197,174    $ 187,600
    Commercial..............      60,418       59,000     247,800      242,372
    Industrial..............      19,770       20,591      82,009       82,752
    Other...................      10,605       10,748      43,812       47,209
                             -----------  -----------  -----------  -----------
                               $ 138,336    $ 135,154    $ 570,795   $ 559,933
                             ===========  ===========  ===========  ===========
    Average customers.......     387,193      380,795     384,478      377,589
                             ===========  ===========  ===========  ===========


       The following table shows electric sales by customer class:

                             Electric Segment Sales
                                (Megawatt hours)

                             Three Months Ended        Twelve Months Ended
                                December 31,                  December 31,
                             2002         2001         2002          2001
                           -----------  -----------  ------------  -----------

     Residential..........     554,830      521,620    2,298,542    2,197,891
     Commercial...........     791,848      765,974    3,254,576    3,213,205
     Industrial...........     387,325      393,000    1,612,723    1,603,266
     Other................      57,075       58,485      240,665      240,935
                           -----------  -----------  ------------  -----------
                             1,791,078    1,739,079    7,406,506    7,255,297
                           ===========  ===========  ============  ===========

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows gas revenues by customer and average customers:

                              Gas Segment Revenues
                                 (In thousands)

                                 Three Months Ended      Twelve Months Ended
                                    December 31,             December 31,
                                   2002       2001         2002         2001
                               ----------  ----------  -----------  -----------

    Residential...............    $53,926     $44,208     $172,200   $ 232,321
    Commercial................     15,692      12,520      52,530       68,895
    Industrial................      1,460         978       2,872       27,519
    Transportation*...........      5,185       3,751      17,735       20,188
    Other.....................      6,442       5,291      26,781       36,495
                               ----------  ----------  -----------  -----------
                                  $82,705     $66,748     $272,118   $ 385,418
                               ==========  ==========  ===========  ===========
   Average customers..........    446,503     437,730     443,396      434,591
                               ==========  ==========  ===========  ===========

       *Customer-owned gas.


       The following table shows gas throughput by customer class:

                             Gas Segment Throughput
                            (Thousands of decatherms)

                                Three Months Ended     Twelve Months Ended
                                   December 31,            December 31,
                                   2002      2001        2002        2001
                                ---------  ---------  ----------  ---------

        Residential...........     10,836      9,491     29,627     27,848
        Commercial............      4,183      3,554     12,009     10,421
        Industrial............        359        255        749      3,920
        Transportation*.......      9,663     10,152     44,889     51,395
        Other.................        901        814      4,806      4,355
                                ---------  ---------  ----------  ---------
                                   25,942     24,266     92,080     97,939
                                =========  =========  ==========  =========

       *Customer-owned gas.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows revenues by customer class:

                   Generation and Marketing Revenues By Market
                                 (In thousands)

                                  Three Months Ended      Twelve Months Ended
                                     December 31,              December 31,
                                 2002          2001         2002          2001
                               -----------  ----------- -----------  -----------
   Intersegment sales........    $ 84,381     $ 81,882    $348,935    $ 341,608
   Long-term contracts.......       7,972       15,488      40,132       77,250
   Other merchant sales *....      67,254      108,573     266,956    1,326,020
   Other.....................       4,748        1,714      18,297        2,646
                               -----------  ----------- -----------  -----------
                                $ 164,355     $207,657    $674,320   $1,747,524
                               ===========  =========== ===========  ===========

   *Includes mark-to-market gains/(losses).


       The following table shows sales by customer class:

                    Generation and Marketing Sales By Market
                                (Megawatt hours)

                               Three Months Ended        Twelve Months Ended
                                  December 31,               December 31,
                                2002         2001         2002          2001
                             -----------  ----------- ------------  ------------
  Intersegment sales........  1,791,078    1,739,079    7,406,506     7,255,297
  Long-term contracts.......    175,069      293,154      844,168     1,463,031
  Other merchant sales......  2,036,978    2,457,446    8,605,987    11,114,069
                             -----------  ----------- ------------  ------------
                              4,003,125    4,489,679   16,856,661    19,832,397
                             ===========  =========== ============  ============

      Table 1. Reconcile GAAP to Ongoing 2002 vs. 2001

                                           4thQ02     2002    4thQ01      2001
                                          -------- --------  --------  ---------
      GAAP Earnings (diluted)              $0.26    $1.61     $0.11      $3.77
      One-Time Items                          -       -          -          -
         Re-alignment costs                   -      0.14        -          -
         Severance costs                    0.03     0.03        -          -
         Transmission line write-off        0.07     0.07        -          -
         Merger acquisition costs          (0.04)   (0.04)     0.09       0.27
         Avistar investments                  -       -          -        0.20
         Coal mine  decommissioning           -       -          -        0.20
         Contribution to PNM Foundation       -       -          -        0.08
      Ongoing earnings:                    $0.32    $1.81     $0.20      $4.52

      Table 2. Reconcile GAAP to Ongoing Earnings - Quarterly, 1999-2002

                                  1stQ   2ndQ   3rdQ   4thQ   Year-End
      -------------------------- ------ ------ ------ ------- --------
      2002
       GAAP Earnings              $0.63  $0.28  $0.45  $0.26   $1.61
       One-Time Charges               -     -    0.14   0.06    0.20
       Ongoing Earnings           $0.63  $0.28  $0.59  $0.32   $1.81
      -------------------------- ------ ------ ------ ------- --------
      2001
       GAAP Earnings              $1.60  $1.24  $0.82  $0.11   $3.77
       One-Time Charges            0.17   0.34   0.14   0.09    0.75
       Ongoing Earnings           $1.77  $1.58  $0.96  $0.20   $4.52
      -------------------------- ------ ------ ------ ------- --------
      2000
       GAAP Earnings              $0.55  $0.45  $1.18  $0.35   $2.53
       One-Time Charges               -     -   (0.17   0.23    0.05
       Ongoing Earnings           $0.55  $0.45  $1.01  $0.58   $2.58
      -------------------------- ------ ------ ------ ------- --------
      1999
       GAAP Earnings              $0.63  $0.44  $0.52  $0.41   $2.01
       One-Time Charges           (0.08) (0.03)    -    0.02   (0.10)
       Ongoing Earnings           $0.55  $0.41  $0.52  $0.43   $1.91
      -------------------------- ------ ------ ------ ------- --------

      Table 3. Performance of Plants

                                     Equivalent
                                    Availability
                                    Factor - YTD      Net Capacity Factor
      -------------------------- ------------------- ----------------------
      2002
      San Juan                         89.70%                85.90%
      Four Corners                     75.50                 73.10
      Palo Verde                       94.40                 94.40
      -------------------------- ------------------- ----------------------
      2001
      San Juan                         84.70                 82.10
      Four Corners                     86.60                 85.80
      Palo Verde                       88.10                 88.10
      -------------------------- ------------------- ----------------------
      2000
      San Juan                         88.90                 85.60
      Four Corners                     83.45                 83.40
      Palo Verde                       92.70                 92.70
      -------------------------- ------------------- ----------------------

      Table 4. Capital Expenditures

                                        2002 (Actual)              2003                2003-2007
                                        (in Millions)       (In Millions, Est.)   (In Millions, Est.)
      ------------------------------ --------------------- ---------------------- ---------------------
      Gas
      Transmission & Distribution              $47                   $43                   $168
      ------------------------------ --------------------- ---------------------- ---------------------
      Electric
      Transmission & Distribution              $63                   $54                   $263
      ------------------------------ --------------------- ---------------------- ---------------------
      Generation                              $114                   $45                   $197
      ------------------------------ --------------------- ---------------------- ---------------------
      Corporate                                $14                   $14                    $80
      ------------------------------ --------------------- ---------------------- ---------------------
      TOTAL                                   $238                  $156                   $708
      ------------------------------ --------------------- ---------------------- ---------------------

      Table 5. 2003 Earnings Guidance

            $1.80 2003 EPS Range $2.05
      Low End Assumptions:                    EPS Opportunities/Risks:
      --------------------------------------- ----------------------------------- ----------------------
      -Avg. wholesale price    $34/MWh        - Wholesale price                   $1+/- = $0.05
      ------------------------ -------------- ----------------------------------- ----------------------
      -Merchant sales          1.5x           - Merchant sales velocity           0.1x +/- = $0.01
      velocity
      ------------------------ -------------- ----------------------------------- ----------------------
      -Spark spread            $1/MWh         -Improved spark spread              $5/MWh = $0.06
      ------------------------ -------------- ----------------------------------- ----------------------
      -Retail electric growth  2.5%           -Retail electric growth             1%+/- = $0.05
      ------------------------ -------------- ----------------------------------- ----------------------
      -Retail gas growth       1.0%           -Retail gas growth                  1%+/- = 40.02
      ------------------------ -------------- ----------------------------------- ----------------------

      Please note that these are simplifying guidelines that attempt to quantify a number of complex and interdependent factors affecting the company's earnings. These are provided to generally assist investors in developing their own independent assessment of the company's future earnings prospects.

      Table 6.    Historical Market Data

                       Spark Spread*             Merchant Sales Velocity
      ---------- -------------------------- -----------------------------------
                    Q4 Only        Annual       Q4 Only            Annual
      ---------- -------------- ----------- --------------- -------------------
      2002            1.43         (0.04)         1.81              1.61
      ---------- -------------- ----------- --------------- -------------------
      2001            2.87         78.03          1.91              1.93
      ---------- -------------- ----------- --------------- -------------------
      2000          104.73         75.95          1.73              1.88
      ---------- -------------- ----------- --------------- -------------------
      1999            8.35          8.49          1.81              1.80
      ---------- -------------- ----------- --------------- -------------------
      * Source: RDI

      Table 7.   Pension & Health Care Costs

                                2002                  2003
      ----------------- ------------------- -----------------------
      Pension               $(1,392,382)          $ 3,800,000
      ----------------- ------------------- -----------------------
      Health Care           $11,350,240           $12,993,212
      ----------------- ------------------- -----------------------
      The increase in pension expense is due to the dramatic decline in the capital markets during the last two years. Pension expense is expected to decline in future years. The Company is considering additional funding in 2003.

      Table 8.  Current Liquidity Arrangements as of 12/31/2002

      PNM                                PNM Resources
      ---                                -------------
      $195 million unsecured Revolver-   $15 million unsecured Local Lines of Credit -
           $100 million Drawn                 $ 0 Drawn
      ---------------------------------- ----------------------------------------------
      $ 20 million unsecured Local       $83.3 million in Cash and Liquid Investments
           Lines of Credit -
           $0 Drawn
      ---------------------------------- ----------------------------------------------